Exhibit 99.1
Forum Energy Technologies Announces
Second Quarter 2025 Results;
Raises Full Year 2025 Cash Flow Guidance
•Orders: $263 million; 132% book-to-bill ratio; highest backlog in more than ten years
•Revenue: $200 million, up 3% sequentially
•Net income: $8 million, or $0.61 per diluted share
•Adjusted EBITDA: $21 million, up 2% sequentially
•Operating cash flow and free cash flow: $16 million and $23 million, respectively
•2025 share repurchases: 579 thousand shares for $11 million through July 2025
•2025 full year free cash flow guidance increased: $60 - $80 million
HOUSTON, TEXAS, August 7, 2025 - Forum Energy Technologies, Inc. (NYSE: FET) today announced second quarter 2025 revenue of $200 million and net income of $8 million or $0.61 per diluted share. Adjusted for a $7 million sale leaseback transaction gain and $4 million of foreign exchange gains, partially offset by restructuring costs, net loss was $1 million or approximately $0.10 per diluted share.1
Neal Lux, President and Chief Executive Officer, remarked, “The FET team delivered strong results, with sequential improvements in bookings, revenue, adjusted EBITDA, and free cash flow. We achieved the eighth consecutive quarter of positive free cash flow, generating $168 million over that period. With this performance and our outlook, we are raising 2025 guidance to between $60 and $80 million. Applying our capital returns framework, we will use this free cash flow to further reduce net debt and execute share repurchases.
“This year we purchased 5% of our shares outstanding and, based on our updated guidance and current stock price range, are on track to repurchase another 10%. Concurrently, we would reduce our net leverage to 1.3 times by year end. FET’s shares remain a compelling investment with a free cash flow yield around 30%.
“Strong bookings, including for offshore defense, pushed FET’s backlog to its highest level in over ten years. While industry activity is expected to trend down further, this backlog combined with cost savings and tariff mitigation efforts supports our full year adjusted EBITDA forecast of approximately $85 million. For the third quarter, we expect adjusted EBITDA in the range of $19 to $23 million.”
1 See Tables 1-6 for a reconciliation of GAAP to non-GAAP financial information, including a breakdown of adjusting items.

Segment Results (unless otherwise noted, comparisons are second quarter 2025 versus first quarter 2025)
Drilling and Completions segment revenue was $117 million, a 1% increase, primarily due to improved coiled line pipe sales with growing demand in the U.S. and a large Middle East project, and demand for drilling-related capital equipment. The increase was offset by lower demand for completions-related equipment in our Stimulation and Intervention product line. Segment adjusted EBITDA was $11 million, an 8% decrease, due to unfavorable product mix from lower sales of higher margin products, partially offset by benefits of cost-saving initiatives. Orders were $178 million, up 35%, primarily from the submarine rescue vehicle system, additional remotely operated vehicles, and higher demand for coiled tubing. The Drilling and Completions segment provides consumable products and capital equipment for drilling, subsea, coiled tubing, wireline, and stimulation markets.
Artificial Lift and Downhole segment revenue was $83 million, a 6% increase, primarily from higher demand for processing equipment technologies, downhole casing equipment, sand control products, and cable protection products. Segment adjusted EBITDA was $17 million, a 24% increase, due to higher revenue, favorable product mix, and benefits from cost-saving initiatives. Orders increased 24% to $85 million, primarily from higher demand for processing equipment and technologies, and sand control products. The Artificial Lift and Downhole segment engineers, manufactures, and supplies products for well construction, artificial lift, and oil and natural gas processing.
FET® is a global manufacturing company, serving the oil, natural gas, industrial and renewable energy industries. With headquarters located in Houston, Texas, FET provides value added solutions aimed at improving the safety, efficiency, and environmental impact of our customers' operations. For more information, please visit www.f-e-t.com.

Forward Looking Statements and Other Legal Disclosure
This press release contains forward-looking statements within the meaning of Section 27A of the Securities Act of 1933 and Section 21E of the Securities Exchange Act of 1934. All statements, other than statements of historical facts, included in this press release that address activities, events or developments that the Company expects, believes or anticipates will or may occur in the future are forward-looking statements. Without limiting the generality of the foregoing, forward-looking statements contained in this press release specifically include the expectations of plans, strategies, objectives and anticipated financial and operating results of the Company, including any statement about the Company's outlook, future financial position, liquidity and capital resources, operations, performance, cash flow, acquisitions, returns, capital expenditure budgets, new product development activities, strategic investments, share repurchases, costs and other guidance included in this press release.
These statements are based on certain assumptions made by the Company based on management's experience and perception of historical trends, current conditions, anticipated future developments and other factors believed to be appropriate. Such statements are subject to a number of assumptions, risks and uncertainties, many of which are beyond the control of the Company, which may cause actual results to differ materially from those implied or expressed by the forward-looking statements. Among other things, these include the volatility of oil and natural gas prices, oilfield development activity levels, the availability of raw materials and specialized equipment, the Company's ability to deliver backlog in a timely fashion, the availability of skilled and qualified labor, competition in the oil and natural gas industry, governmental regulation and taxation of the oil and natural gas industry, the Company's ability to implement new technologies and services, the availability and terms of capital, and uncertainties regarding environmental regulations or litigation and other legal or regulatory developments affecting the Company's business, and other important factors that could cause actual results to differ materially from those projected as described in the Company's filings with the U.S. Securities and Exchange Commission.
Any forward-looking statement speaks only as of the date on which such statement is made and the Company undertakes no obligation to correct or update any forward-looking statement, whether as a result of new information, future events or otherwise, except as required by applicable law.
Company Contact
Rob Kukla
Director of Investor Relations
281.994.3763
rob.kukla@f-e-t.com

Forum Energy Technologies, Inc.
Condensed consolidated statements of income (loss)
(Unaudited)

	Three months ended
	June 30,		March 31,
(in millions, except per share information)	2025	2024	2025
Revenue	$199.8	$205.2	$193.3
Cost of sales	140.4	142.1	134.9
Gross profit	59.4	63.1	58.4
Operating expenses
Selling, general and administrative expenses	51.2	53.7	49.4
Transaction expenses	0.1	1.2	0.1
Gain on sale-leaseback transactions and other	(6.6)	0.3	0.1
Total operating expenses	44.7	55.2	49.6
Operating income	14.7	7.9	8.8
Other expense (income)
Interest expense	4.7	8.7	5.0
Foreign exchange losses (gains) and other, net	(3.9)	2.9	(1.1)
Loss on extinguishment of debt	—	0.5	—
Total other expense	0.8	12.1	3.9
Income (loss) before income taxes	13.9	(4.2)	4.9
Income tax expense	6.2	2.5	3.8
Net income (loss) (1)	$7.7	$(6.7)	$1.1

Weighted average shares outstanding
Basic	12.4	12.3	12.3
Diluted	12.6	12.3	12.6

Earnings (loss) per share
Basic	$0.62	$(0.54)	$0.09
Diluted	$0.61	$(0.54)	$0.09

(1) Refer to Table 1 for schedule of adjusting items.

Forum Energy Technologies, Inc.
Condensed consolidated statements of income (loss)
(Unaudited)

	Six months ended
	June 30,
(in millions, except per share information)	2025	2024
Revenue	$393.0	$407.6
Cost of sales	275.3	280.8
Gross profit	117.7	126.8
Operating expenses
Selling, general and administrative expenses	100.6	108.4
Transaction expenses	0.2	7.1
Gain on sale-leaseback transactions and other	(6.6)	0.2
Total operating expenses	94.2	115.7
Operating income	23.5	11.1
Other expense (income)
Interest expense	9.7	17.4
Foreign exchange losses (gains) and other, net	(5.0)	4.2
Loss on extinguishment of debt	—	0.5
Total other expense	4.7	22.1
Income (loss) before income taxes	18.8	(11.0)
Income tax expense	10.0	6.0
Net income (loss) (1)	$8.8	$(17.0)

Weighted average shares outstanding
Basic	12.3	12.3
Diluted	12.5	12.3

Earnings (loss) per share
Basic	$0.72	$(1.39)
Diluted	$0.70	$(1.39)

(1) Refer to Table 2 for schedule of adjusting items.

Forum Energy Technologies, Inc.
Condensed consolidated balance sheets
(Unaudited)

	June 30,	December 31,
(in millions of dollars)	2025	2024
Assets
Current assets
Cash and cash equivalents	$39.0	$44.7
Accounts receivable—trade, net	155.0	153.9
Inventories, net	260.0	265.5
Other current assets	33.7	31.5
Total current assets	487.7	495.6
Property and equipment, net of accumulated depreciation	58.0	63.4
Operating lease assets	77.8	70.4
Goodwill and other intangible assets, net	168.9	170.9
Other long-term assets	17.7	15.7
Total assets	$810.1	$816.0
Liabilities and equity
Current liabilities
Current portion of long-term debt	$1.7	$1.9
Other current liabilities	200.6	200.0
Total current liabilities	202.3	201.9
Long-term debt, net of current portion	157.7	186.5
Other long-term liabilities	115.9	107.8
Total liabilities	475.9	496.2
Total equity	334.2	319.8
Total liabilities and equity	$810.1	$816.0

Forum Energy Technologies, Inc.
Condensed consolidated cash flow information
(Unaudited)

	Six months ended June 30,
(in millions of dollars)	2025	2024
Cash flows from operating activities
Net income (loss)	$8.8	$(17.0)
Depreciation and amortization	18.0	27.9
Inventory write down	0.8	1.8
Loss on extinguishment of debt	—	0.5
Gain on sale-leaseback transactions	(6.9)	—
Other noncash items and changes in working capital	4.4	14.9
Net cash provided by operating activities	25.1	28.1

Cash flows from investing activities
Capital expenditures for property and equipment	(3.1)	(4.4)
Proceeds from sale of property and equipment	0.1	—
Payments related to business acquisition	—	(150.1)
Proceeds from sale-leaseback transactions	8.0	—
Net cash provided by (used in) investing activities	5.0	(154.5)

Cash flows from financing activities
Borrowings of debt	271.3	445.9
Repayments of debt	(300.1)	(326.8)
Repurchases of stock	(6.3)	—
Payment of withheld taxes on stock-based compensation plans	(1.3)	(1.1)
Deferred financing costs	(0.9)	(3.1)
Net cash provided by (used in) financing activities	(37.3)	114.9

Effect of exchange rate changes on cash	1.5	(2.8)
Net decrease in cash, cash equivalents and restricted cash	$(5.7)	$(14.3)

Forum Energy Technologies, Inc.
Supplemental schedule - Segment information
(Unaudited)

	As Reported			As Adjusted (3)
	Three months ended			Three months ended
(in millions of dollars)	June 30, 2025	June 30, 2024	March 31, 2025	June 30, 2025	June 30, 2024	March 31, 2025
Revenue
Drilling and Completions	$117.2	$117.0	$115.6	$117.2	$117.0	$115.6
Artificial Lift and Downhole	82.5	88.2	77.8	82.5	88.2	77.8
Eliminations	0.1	—	(0.1)	0.1	—	(0.1)
Total revenue	$199.8	$205.2	$193.3	$199.8	$205.2	$193.3

Operating income (loss)
Drilling and Completions	$7.3	$2.9	$9.4	$8.4	$3.6	$9.8
Operating Margin %	6.2%	2.5%	8.1%	7.2%	3.1%	8.5%
Artificial Lift and Downhole	10.4	13.5	7.3	10.5	13.5	7.5
Operating Margin %	12.6%	15.3%	9.4%	12.7%	15.3%	9.6%
Corporate	(9.5)	(7.0)	(7.7)	(9.3)	(6.8)	(7.6)
Total segment operating income	8.2	9.4	9.0	9.6	10.3	9.7
Other items not in segment operating income (1)	6.5	(1.5)	(0.2)	—	(0.2)	(0.1)
Total operating income	$14.7	$7.9	$8.8	$9.6	$10.1	$9.6
Operating Margin %	7.4%	3.8%	4.6%	4.8%	4.9%	5.0%

EBITDA (2)
Drilling and Completions	$14.7	$4.4	$13.3	$11.4	$11.5	$12.4
EBITDA Margin %	12.5%	3.8%	11.5%	9.7%	9.8%	10.7%
Artificial Lift and Downhole	22.6	19.3	12.7	16.7	19.7	13.5
EBITDA Margin %	27.4%	21.9%	16.3%	20.2%	22.3%	17.4%
Corporate	(9.6)	(5.2)	(7.1)	(7.6)	(5.4)	(5.8)
Total EBITDA	$27.7	$18.5	$18.9	$20.5	$25.8	$20.1
EBITDA Margin %	13.9%	9.0%	9.8%	10.3%	12.6%	10.4%

(1) Includes transaction expenses, gain on sale-leaseback transaction, and gain (loss) on disposal of assets and other.
(2) The Company believes that the presentation of EBITDA is useful to investors because EBITDA is an appropriate measure for evaluating operating performance and liquidity that reflects the resources available for strategic opportunities including, among others, investing in the business, strengthening the balance sheet, repurchasing securities and making strategic acquisitions. In addition, EBITDA is a widely used benchmark in the investment community. See the attached separate schedule for the reconciliation of GAAP to non-GAAP financial information.

(3) Refer to Table 1 for schedule of adjusting items.

Forum Energy Technologies, Inc.
Supplemental schedule - Segment information
(Unaudited)

	As Reported		As Adjusted (3)
	Six months ended		Six months ended
(in millions of dollars)	June 30, 2025	June 30, 2024	June 30, 2025	June 30, 2024
Revenue
Drilling and Completions	$232.8	$236.1	$232.8	$236.1
Artificial Lift and Downhole	160.3	171.5	160.3	171.5
Eliminations	(0.1)	—	(0.1)	—
Total revenue	$393.0	$407.6	$393.0	$407.6

Operating income (loss)
Drilling and Completions	$16.6	$7.4	$18.2	$9.4
Operating Margin %	7.1%	3.1%	7.8%	4.0%
Artificial Lift and Downhole	17.7	25.2	18.0	25.2
Operating Margin %	11.0%	14.7%	11.2%	14.7%
Corporate	(17.2)	(14.1)	(16.9)	(13.7)
Total segment operating income	17.1	18.5	19.3	20.9
Other items not in segment operating income(1)	6.4	(7.4)	(0.1)	(0.1)
Total operating income	$23.5	$11.1	$19.2	$20.8
Operating Margin %	6.0%	2.7%	4.9%	5.1%

EBITDA (2)
Drilling and Completions	$28.0	$17.6	$23.8	$25.2
EBITDA Margin %	12.0%	7.5%	10.2%	10.7%
Artificial Lift and Downhole	35.4	37.0	30.2	37.7
EBITDA Margin %	22.1%	21.6%	18.8%	22.0%
Corporate	(16.9)	(20.3)	(13.5)	(11.0)
Total EBITDA	$46.5	$34.3	$40.5	$51.9
EBITDA Margin %	11.8%	8.4%	10.3%	12.7%

(1) Includes transaction expenses, gain on sale-leaseback transaction, and gain (loss) on disposal of assets and other.
(2) The Company believes that the presentation of EBITDA is useful to investors because EBITDA is an appropriate measure for evaluating operating performance and liquidity that reflects the resources available for strategic opportunities including, among others, investing in the business, strengthening the balance sheet, repurchasing securities and making strategic acquisitions. In addition, EBITDA is a widely used benchmark in the investment community. See the attached separate schedule for the reconciliation of GAAP to non-GAAP financial information.

(3) Refer to Table 2 for schedule of adjusting items.

Forum Energy Technologies, Inc.
Supplemental schedule - Orders information
(Unaudited)

	Three months ended
(in millions of dollars)	June 30, 2025	June 30, 2024	March 31, 2025
Orders
Drilling and Completions	$177.8	$110.1	$132.1
Artificial Lift and Downhole	85.3	70.0	68.6
Total orders	$263.1	$180.1	$200.7

Revenue
Drilling and Completions	$117.2	$117.0	$115.6
Artificial Lift and Downhole	82.5	88.2	77.8
Eliminations	0.1	—	(0.1)
Total revenue	$199.8	$205.2	$193.3

Book to bill ratio (1)
Drilling and Completions	1.52	0.94	1.14
Artificial Lift and Downhole	1.03	0.79	0.88
Total book to bill ratio	1.32	0.88	1.04

(1) The book-to-bill ratio is calculated by dividing the dollar value of orders received in a given period by the revenue earned in that same period. The Company believes that this ratio is useful to investors because it provides an indication of whether the demand for our products is strengthening or declining. A ratio of greater than one is indicative of improving market demand, while a ratio of less than one would suggest weakening demand. In addition, the Company believes the book-to-bill ratio provides more meaningful insight into future revenues for our business than other measures, such as order backlog, because the majority of our products are activity based consumable items or shorter cycle capital equipment, neither of which are typically ordered by customers far in advance.

Forum Energy Technologies, Inc.
Reconciliation of GAAP to non-GAAP financial information
(Unaudited)
Table 1 - Adjusting items

	Three months ended
	June 30, 2025			June 30, 2024			March 31, 2025
(in millions, except per share information)	Operating income	EBITDA (1)	Net income (loss)	Operating income	EBITDA (1)	Net income (loss)	Operating income	EBITDA (1)	Net income (loss)
As reported	$14.7	$27.7	$7.7	$7.9	$18.5	$(6.7)	$8.8	$18.9	$1.1
% of revenue	7.4%	13.9%		3.8%	9.0%		4.6%	9.8%
Restructuring and other costs	1.7	1.7	1.7	1.0	1.0	1.0	0.8	0.8	0.8
Transaction expenses	0.1	0.1	0.1	1.2	1.2	1.2	0.1	0.1	0.1
Inventory and other working capital adjustments	—	—	—	—	—	—	(0.1)	(0.1)	(0.1)
Stock-based compensation expense	—	1.7	—	—	1.5	—	—	1.8	—
Loss on extinguishment of debt	—	—	—	—	0.5	0.5	—	—	—
Loss (gain) on foreign exchange, net (2)	—	(3.8)	(3.8)	—	3.1	3.1	—	(1.4)	(1.4)
Gain on sale-leaseback transactions	(6.9)	(6.9)	(6.9)	—	—	—	—	—	—
As adjusted (1)	$9.6	$20.5	$(1.2)	$10.1	$25.8	$(0.9)	$9.6	$20.1	$0.5
% of revenue	4.8%	10.3%		4.9%	12.6%		5.0%	10.4%

Diluted shares outstanding as reported			12.6			12.3			12.6
Diluted shares outstanding as adjusted			12.6			12.3			12.6

Diluted EPS - as reported			$0.61			$(0.54)			$0.09
Diluted EPS - as adjusted			$(0.10)			$(0.07)			$0.04

(1) The Company believes that the presentation of EBITDA, adjusted EBITDA, adjusted operating loss, adjusted net loss and adjusted diluted EPS are useful to investors because (i) each of these financial metrics are useful to investors to assess and understand operating performance, especially when comparing those results with previous and subsequent periods or forecasting performance for future periods, primarily because management views the excluded items to be outside of normal operating results and (ii) EBITDA is an appropriate measure of evaluating operating performance and liquidity that reflects the resources available for strategic opportunities including, among others, investing in the business, strengthening the balance sheet, repurchasing securities and making strategic acquisitions. In addition, these benchmarks are widely used in the investment community. See the attached separate schedule for the reconciliation of GAAP to non-GAAP financial information.

(2) Foreign exchange, net primarily relates to cash and receivables denominated in U.S. dollars by some of our non-U.S. subsidiaries that report in a local currency, and therefore the loss (gain) has no economic impact in dollar terms.

Forum Energy Technologies, Inc.
Reconciliation of GAAP to non-GAAP financial information
(Unaudited)
Table 2 - Adjusting items

	Six months ended
	June 30, 2025			June 30, 2024
(in millions, except per share information)	Operating income	EBITDA (1)	Net income (loss)	Operating income	EBITDA (1)	Net income (loss)
As reported	$23.5	$46.5	$8.8	$11.1	$34.3	$(17.0)
% of revenue	6.0%	11.8%		2.7%	8.4%
Restructuring and other costs	2.5	2.5	2.5	2.6	2.6	2.6
Transaction expenses	0.2	0.2	0.2	7.1	7.1	7.1
Inventory and other working capital adjustments	(0.1)	(0.1)	(0.1)	—	—	—
Stock-based compensation expense	—	3.5	—	—	3.0	—
Loss on extinguishment of debt	—	—	—	—	0.5	0.5
Loss (gain) on foreign exchange, net (2)	—	(5.2)	(5.2)	—	4.4	4.4
Gain on sale-leaseback transactions	(6.9)	(6.9)	(6.9)	—	—	—
As adjusted (1)	$19.2	$40.5	$(0.7)	$20.8	$51.9	$(2.4)
% of revenue	4.9%	10.3%		5.1%	12.7%

Diluted shares outstanding as reported			12.5			12.3
Diluted shares outstanding as adjusted			12.5			12.3

Diluted EPS - as reported			$0.70			$(1.39)
Diluted EPS - as adjusted			$(0.06)			$(0.20)

(1) The Company believes that the presentation of EBITDA, adjusted EBITDA, adjusted operating loss, adjusted net loss and adjusted diluted EPS are useful to investors because (i) they assist with assessing and understanding operating performance, especially when comparing those results with previous and subsequent periods or forecasting performance for future periods, primarily because management views the excluded items to be outside of the Company's normal operating results and (ii) EBITDA is an appropriate measure of evaluating operating performance and liquidity that reflects the resources available for strategic opportunities including, among others, investing in the business, strengthening the balance sheet, repurchasing securities and making strategic acquisitions. In addition, these benchmarks are widely used in the investment community. See the attached separate schedule for the reconciliation of GAAP to non-GAAP financial information.

(2) Foreign exchange, net primarily relates to cash and receivables denominated in U.S. dollars by some of our non-U.S. subsidiaries that report in a local currency, and therefore the loss (gain) has no economic impact in dollar terms.

Forum Energy Technologies, Inc.
Reconciliation of GAAP to non-GAAP financial information
(Unaudited)
Table 3 - Adjusting Items

	Three months ended
(in millions of dollars)	June 30, 2025	June 30, 2024	March 31, 2025
EBITDA reconciliation (1)
Net income (loss)	$7.7	$(6.7)	$1.1
Interest expense	4.7	8.7	5.0
Depreciation and amortization	9.1	14.0	9.0
Income tax expense	6.2	2.5	3.8
EBITDA	$27.7	$18.5	$18.9

(1) The Company believes adjusted EBITDA is useful to investors because it is an appropriate measure of evaluating operating performance and liquidity. It reflects the resources available for strategic opportunities including, among others, investing in the business, strengthening the balance sheet, repurchasing securities, and making strategic acquisitions. In addition, adjusted EBITDA is a widely used benchmark in the investment community.

Forum Energy Technologies, Inc.
Reconciliation of GAAP to non-GAAP financial information
(Unaudited)
Table 4 - Adjusting Items
	Six months ended
(in millions of dollars)	June 30, 2025	June 30, 2024
EBITDA reconciliation (1)
Net income (loss)	$8.8	$(17.0)
Interest expense	9.7	17.4
Depreciation and amortization	18.0	27.9
Income tax expense	10.0	6.0
EBITDA	$46.5	$34.3

(1) The Company believes adjusted EBITDA is useful to investors because it is an appropriate measure of evaluating operating performance and liquidity. It reflects the resources available for strategic opportunities including, among others, investing in the business, strengthening the balance sheet, repurchasing securities, and making strategic acquisitions. In addition, adjusted EBITDA is a widely used benchmark in the investment community.

Forum Energy Technologies, Inc.
Reconciliation of GAAP to non-GAAP financial information
(Unaudited)
Table 5 - Adjusting items

	Three months ended
(in millions of dollars)	June 30, 2025	June 30, 2024	March 31, 2025
Free cash flow, before acquisitions, reconciliation (1)
Net cash provided by operating activities	$15.8	$23.1	$9.3
Capital expenditures for property and equipment	(1.0)	(1.5)	(2.1)
Proceeds from sale of property and equipment	0.1	(0.2)	—
Proceeds from sale-leaseback transactions	8.0	—	—
Free cash flow, before acquisitions	$22.9	$21.4	$7.2

(1) The Company believes free cash flow, before acquisitions is an important measure because it encompasses both profitability and capital management in evaluating results.
(2) The free cash flow yield disclosed is a financial ratio calculated by dividing annualized free cash flow by the Company's market capitalization as of August 6, 2025, and using the midpoint ($70 million) of guided full year free cash flow. As of August 6, 2025, the free cash flow yield was 30%. We believe free cash flow yield is useful to investors as a measure of the Company's ability to generate free cash flow in comparison to its market capitalization and allows for comparisons across peer companies.

Forum Energy Technologies, Inc.
Reconciliation of GAAP to non-GAAP financial information
(Unaudited)
Table 6 - Adjusting items

	Six months ended
(in millions of dollars)	June 30, 2025	June 30, 2024
Free cash flow, before acquisitions, reconciliation (1)
Net cash provided by operating activities	$25.1	$28.1
Capital expenditures for property and equipment	(3.1)	(4.4)
Proceeds from sale of property and equipment	0.1	—
Proceeds from sale-leaseback transactions	8.0	—
Free cash flow, before acquisitions	$30.1	$23.7

(1) The Company believes free cash flow, before acquisitions is an important measure because it encompasses both profitability and capital management in evaluating results.
(2) The free cash flow yield disclosed is a financial ratio calculated by dividing annualized free cash flow by the Company's market capitalization as of August 6, 2025, and using the midpoint ($70 million) of guided full year free cash flow. As of August 6, 2025, the free cash flow yield was 30%. We believe free cash flow yield is useful to investors as a measure of the Company's ability to generate free cash flow in comparison to its market capitalization and allows for comparisons across peer companies.

Forum Energy Technologies, Inc.
Supplemental schedule - Product line revenue
(Unaudited)

	Three months ended
(in millions of dollars)	June 30, 2025		June 30, 2024		March 31, 2025
Revenue	$	%	$	%	$	%
Drilling	$32.8	16.4%	$35.5	17.3%	$32.2	16.7%
Subsea	22.4	11.2%	16.8	8.2%	22.1	11.4%
Stimulation and Intervention	32.9	16.5%	37.2	18.1%	37.4	19.3%
Coiled Tubing	29.1	14.6%	27.5	13.4%	23.9	12.4%
Drilling and Completions	117.2	58.7%	117.0	57.0%	115.6	59.8%

Downhole	51.3	25.7%	53.1	25.9%	47.7	24.7%
Production Equipment	20.7	10.4%	18.1	8.8%	19.1	9.9%
Valve Solutions	10.5	5.2%	17.0	8.3%	11.0	5.6%
Artificial Lift and Downhole	82.5	41.3%	88.2	43.0%	77.8	40.2%
Eliminations	0.1	—%	—	—%	(0.1)	—%

Total revenue	$199.8	100.0%	$205.2	100.0%	$193.3	100.0%